SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549



                                FORM 8-K




                             CURRENT REPORT

                 PURSUANT TO SECTION 13 or 15(d) OF THE
                   SECURITIES AND EXCHANGE ACT of 1934


                  December 15, 1995 (December 13, 1995)
    Date of Report (Date of Earliest Event Reported) December 7, 1995



                         LOWE'S COMPANIES, INC.
         (Exact name of registrant as specified in its charter)


     North Carolina                      0-94                    56-0578072
State or other jurisdiction      (Commission File No.)         I.R.S. Employer
    of incorporation)                                       (Identification No.)

                         P.O. Box 1111
          North Wilkesboro, North Carolina 28656-0001
           (Address of principal executive offices)


                        (910) 651-4000
     (Registrant's telephone number, including area code)


                              N/A
 (former name or former address, if changed since last report)


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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS



(c) The following exhibits are filed in connection with the Registrant's offering of $100 million principal amount of Senior Notes pursuant to its shelf registration statement on Form S-3 (file no. 33-51865). The offering is made only by means of a prospectus.

         Exhibits

     1.1  Purchase  Agreement,  dated as of December 13,  1995,  between  Lowe's
Companies, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorprated as representative of the underwriters.

     4.1 Amended and Restated Indenture, dated as of December 1, 1995, between Lowe's Companies, Inc. and First National Bank of Chicago, as trustee.

     4.2 Form of Lowes Companies, Inc. 6 3/8% Senior Note due December 15, 2005

                                                         2

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                          LOWE'S COMPANIES, INC.



December 15, 1995                                             /s/Kenneth Neal
Date                                                          Kenneth A. Neal
                                                             Assistant Treasurer

                                 EXHIBIT INDEX



         1.1 Purchase Agreement, dated as of December 13, 1995, between Lowe's Companies, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorprated as representative of the underwriters.

         4.1 Amended and Restated Indenture, dated as of December 1, 1995, between Lowe's Companies, Inc. and First National Bank of Chicago, as trustee.

         4.2 Form of Lowes Companies, Inc. 6 3/8% Senior Note due December 15, 2005